Exhibit 99.2

SECOND QUARTER 2024
FINANCIAL RESULTS AND SHAREHOLDER LETTER

A LETTER FROM OUR CHAIRMAN AND CEO

RH REPORTS SECOND QUARTER RESULTS

SECOND QUARTER 2024 HIGHLIGHTS

GAAP Net Revenues of $830M up 3.6%, GAAP Operating Margin of 11.6%, Adjusted Operating Margin of 11.7%, GAAP Net Income of $29M, Adjusted Net Income of $33M, Adjusted EBITDA Margin of 17.2%

Please see the tables below for reconciliations of all GAAP to non-GAAP measures referenced in this press release.

There are no adjustments to GAAP net revenues or GAAP gross margin presented in this press release.

TO OUR PEOPLE, PARTNERS AND SHAREHOLDERS,

We are pleased to report that demand was up 7% in the second quarter and has continued to inflect positive, gaining momentum each month with July finishing up 10%. Demand accelerated into the third quarter with August up 12% and product margins inflecting positive despite operating in the most challenging housing market in three decades. Our investments in the most prolific product transformation and platform expansion in our history are now resulting in RH gaining significant market share in North America while building the foundation for our long-term global expansion across Europe, Australia and the Middle East over the next decade.

While our inflection developed a couple of quarters later than expected, we believe the important measure is not the timing, but rather the size of the vector we are creating in comparison to our industry. Vectors are measured in magnitude and direction, and can be effective in forecasting strategic separation and future market share gains. It is now clear that our vector is increasing by both measures as we are outperforming the industry by 15 to 25 points. We expect our performance will continue to gain momentum in the second half of 2024 fueled by our multi-year effort to elevate our product, and a multi-decade effort to elevate and expand our platform.

We are also pleased that results for the second quarter reflected our guidance with revenues of $830 million, up 3.6% versus a year ago, adjusted operating margin of 11.7%, and adjusted EBITDA margin of 17.2%.

While aggressively investing into a downturn has put pressure on short-term results, it has also positioned RH to capitalize on the long-term opportunities that present themselves during times of disruption and dislocation. We believe our demand performance demonstrates we are the best positioned brand in our industry to benefit from the anticipated rebound of the housing market once interest rates decline and home prices reset lower, closing the affordability gap that has suppressed the market for the past several years.

EVERY ACT OF CREATION IS FIRST AN ACT OF DESTRUCTION – Pablo Picasso

We have worked hard to destroy the former version of ourselves and are in the process of unleashing what we believe is an exponentially more inspiring and disruptive RH brand, inclusive of the most prolific product transformation and platform expansion in the history of our industry.

1	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

Our Product Transformation Plan for the Second Half of 2024 Includes:

The second mailing of our new RH Interiors Sourcebook, which arrived in homes mid-July through mid-August, is fueling our industry leading demand. With new collections and improved in-stocks, our demand should continue to build throughout the second half of 2024.

Post analysis of our circulation data we decided to consolidate our RH Contemporary Sourcebook collections into the RH Interiors and RH Modern books to optimize overall mailing depth and efficiency. Mailing fewer, more meaningful books enables our brand to break through the compounding clutter across the consumer industry, and is aligned with our Gallery strategy of fewer, more immersive and brand defining physical experiences.

The second mailing of the new RH Modern Sourcebook is scheduled for November with additional new collections and an expanded assortment, including the Contemporary book consolidation. Again, we believe our expanded assortment and improved in-stock position will provide an additional lift to our business in the fourth quarter.

The third mailing of the new RH Interiors Sourcebook is planned to be in homes early January through February, capitalizing on what is traditionally one of the largest selling seasons for furniture post consumers and designers returning from holiday travel. This mailing should help generate a strong finish to 2024 and continue the momentum as we enter next year.

As you know, we acquired Waterworks in 2016, arguably the most desired brand in the luxury bath and kitchen category. The Waterworks team has done an outstanding job over the past eight years further elevating the brand and building a highly profitable business model that can scale.

Waterworks, like most other luxury brands in the home space, generates the vast majority of its revenues from the trade market, selling to architects, designers, developers and builders. While RH has a meaningful trade business, the vast majority of our revenue is generated by consumers. We believe there is a significant opportunity to amplify the Waterworks business on the RH platform by exposing the brand to a much larger audience, similar to how we have expanded other trade focused businesses and brands over the years.

Our plan is to launch with a 3,000 square foot Waterworks Showroom in our largest new Design Gallery in Newport Beach, California, opening in the fourth quarter of 2024. We will also be developing a Waterworks Sourcebook with plans for a test mailing in 2025. Waterworks today is just shy of a $200 million dollar business with mid-to-high teens EBITDA margin that we believe has the potential to become a billion-dollar global brand on our platform.

Let me shift your attention to the elevation and expansion of our platform.

We continue to open the most inspiring and immersive physical experiences in our industry and some would say the world. Spaces that are a reflection of human design, a study of balance, symmetry and perfect proportions. Spaces that blur the lines between residential and retail, indoors and outdoors, home and hospitality. Spaces with garden courtyards, rooftop restaurants, wine and barista bars. Spaces that activate all of the senses, and spaces that cannot be replicated online.

Our plan to expand the RH brand globally, address new markets locally, and transform our North American Galleries represents a multi-billion-dollar opportunity.

Our Platform Expansion Plan for the Second Half of 2024 Includes:

RH Newport Beach, opening in November with over 90,000 square feet of indoor and outdoor space spread over four floors with views of the Pacific Ocean, will be one of our most dramatic, immersive and brand defining physical locations to date, and will replace three legacy galleries in the region. With a 260 seat Indoor-Outdoor Rooftop Restaurant with uninterrupted views of the California coastline, two Wine & Barista Bars, an Interior Design Atelier, our first Waterworks Showroom, and the most expansive Luxury Outdoor Furniture assortment in our industry, RH Newport Beach will be an inspiring destination in the Southern California market and has the potential to become our second $100M plus Gallery.

RH Raleigh, also opening in November, features 50,000 square feet of indoor and outdoor space over three levels, with a Rooftop Restaurant, Garden Courtyards, a Wine & Barista Bar, and an Interior Design Atelier.

2	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RH Montecito, opening in early December, is a reimagination of the Historic Fire House in the charming enclave perched above Santa Barbara, California, featuring an indoor-outdoor Courtyard Restaurant with fireplaces and fountains, a Wine & Barista Bar and an Interior Design Atelier.

The opening of our first RH Interior Design Office in Palm Desert, California this November. We believe there is an opportunity to address new markets locally by opening Design Offices in neighborhoods, towns and small cities where the wealthy and affluent live, visit and vacation. The Palm Desert location is a unique test of a consumer facing professional interior design office, separate from a Gallery. Our goal is to establish the RH brand as the leader in the world of professional interior design, and enable us to attract the highest caliber interior designers in the industry.

As we look forward, we anticipate an inflection of our business in Europe as we begin to open in the important brand building markets of Paris and London in 2025, and Milan in 2026. It is then we will begin to have the scale to support the advertising investments necessary to build our business across Europe. We are looking forward to discussing our global expansion in further detail once we open those important markets.

We are also making meaningful investments to elevate and differentiate our online experience and will be making meaningful upgrades to our website throughout the second half of 2024. Some of the functionality we plan to introduce is quite revolutionary and unlike anything in the market. We plan to file for design patents on several of the user interface and presentation designs and will begin to discuss the new website strategy in more detail as we roll out the new functionality.

OUTLOOK

Despite expectations for industry conditions to remain challenging until interest rates ease and the housing market begins to rebound, we expect our demand trends to accelerate throughout fiscal 2024 and into 2025.

Due to the extensive transformation of our assortment, we expect revenue to lag demand during the year by approximately 4 to 8 points until we read and react to the new collections, reduce backorders and shorten special order lead times. Therefore, we will be guiding and reporting both demand and revenue growth each quarter during fiscal 2024 so shareholders and investors can accurately analyze the business.

We believe it is also important to note that we are now forecasting to end the year with an increased backlog of approximately $80 to $100 million due to revenue lagging demand throughout 2024, which will negatively impact adjusted operating and EBITDA margins by approximately 100 basis points for the year. Additionally, investments and startup costs to support our international expansion are now estimated to be an approximate 230 basis point drag for 2024.

Due to our inflection ramping later than expected we are adjusting our full year forecast for fiscal 2024 as follows (52- versus 52-week basis):

Demand in the range of 8% to 10%

Revenue growth in the range of 5% to 7%

Adjusted Operating Margin in the range of 11% to 12%

Adjusted EBITDA Margin in the range of 17% to 18%

For the third quarter of fiscal 2024 we are forecasting:

Demand growth in the range of 12% to 14%

Revenue growth in the range of 7% to 9%

Adjusted Operating Margin in the range of 15% to 16%

Adjusted EBITDA Margin in the range of 21% to 22%

Note: The above outlook is provided on a 52 versus 52 week basis. The 53rd week of fiscal 2023 contributed approximately $50 million in revenues.

3	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

LEADERS HAVE TO BE COMFORTABLE MAKING OTHERS UNCOMFORTABLE

Leadership is about pursuing a vision, something you’ve never seen, that’s somewhere you’ve never been. As creatures of habit, change is uncomfortable for humans, but for the people and partners of Team RH, a culture of leadership and innovation is at the core of who we are, and reflected in everything we do.

We’ve grown comfortable making ourselves and others uncomfortable for over two decades, and plan to continue doing so for the foreseeable future. It’s what leaders do, and how we know we’re on the right path. Whether it’s launching the most prolific product transformation in the history of our industry while others are hunkering down during the worst housing market in three decades, or opening the largest and most immersive physical retail experiences around the world while others are shrinking or closing their stores and moving online.

By refusing to follow the herd into the anything-but-social world of social media (you won’t find us on Instagram), or by paying a bunch of strangers (influencers), to say they love your brand on TikTok, one thing you can be sure of is that the place you will likely find us, is on the road less traveled, one guided by our vision and values that will continue to ignite our spirit and inspire our customers.

Over 20 years ago, we began this journey with a vision of transforming a nearly bankrupt business that had a $20 million market cap and a box of Oxydol laundry detergent on the cover of its catalog into the leading luxury home brand in the world. The lessons and learnings, the insights and intricacies, the sacrifices made and scar tissue developed by getting knocked down 10 times and getting up 11 leads to the development of the mental and moral qualities that build character in individuals and form cultures in organizations. Lessons that can’t be learned in a classroom, or by managing a business, lessons that must be earned by building one.

In a world that rewards duplication and penalizes the inherent bumpy road of innovation (especially for companies in the public domain), we the people and partners of Team RH will continue to drive ourselves to destroy today’s reality so we can create tomorrow’s future, while remaining completely comfortable making ourselves and others uncomfortable.

Never underestimate the power of a few good people who don’t know what can’t be done.

Especially these people.

Onward Team RH.

Carpe Diem,

Gary Friedman

Chairman & Chief Executive Officer

Note: Demand is an operating metric that we use in reference to the dollar value of orders placed (orders convert to net revenue upon a customer obtaining control of the merchandise) and excludes exchanges and shipping fees. RH Core demand represents the demand generated from the RH brand excluding RH Baby & Child, RH TEEN, RH Contract, RH Hospitality, RH Outlet, Membership and Waterworks. Total Company demand represents the demand generated from all of our businesses, inclusive of sales from RH Outlet and RH Hospitality. Due to fiscal 2023 being a 53-week year, demand growth excludes the extra week and is calculated on a 52-week comparable basis.

4	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

NON-GAAP FINANCIAL MEASURES

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), we use the following non-GAAP financial measures: adjusted net revenues, adjusted operating income, adjusted net income, adjusted diluted net income per share, free cash flow, adjusted free cash flow, adjusted operating margin, adjusted gross margin, adjusted gross profit, adjusted selling, general and administrative expenses, adjusted selling, general and administrative expenses margin, adjusted capital expenditures, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, trailing twelve months EBITDA and trailing twelve months adjusted EBITDA (collectively, “non-GAAP financial measures”). We compute these measures by adjusting the applicable GAAP measures to remove the impact of certain recurring and non-recurring charges and gains and to adjust for the impact of income tax items related to such adjustments to our GAAP financial statements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by senior leadership in its financial and operational decision making. The non-GAAP financial measures we use in this release may be different from the non-GAAP financial measures, including similarly titled measures, used by other companies. For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP financial measures tables in this release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

5	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws, including without limitation,  our expectations regarding the housing market and demand trends; our expectations regarding market share gains and our growth trajectory in comparison to other industry participants in 2024 and beyond; our plans regarding global expansion including over the next decade; our belief that aggressive investing during a downturn positions us to capitalize on certain long-term opportunities, and that such opportunities have begun to materialize; our expectations around the impact of monetary policy on the housing market through the end of 2024 and into fiscal 2025; our belief that our investments will create meaningful long-term value for our shareholders; our belief that our product transformation plans represent the most prolific product transformation and platform expansion in the history of our industry; our beliefs and expectations around the impact of our Sourcebook mailing strategy in elevating our brand and business our plans to capitalize on certain demand trends in connection with our Sourcebook mailing strategy; our belief that there is a significant opportunity to amplify the Waterworks business on the RH platform; our plans and expectations with respect to Waterworks, including the launch of a Waterworks Showroom, the development of a Waterworks Sourcebook, and the potential of Waterworks to become a billion-dollar global brand; our belief that our platform expansion plans represent a multi-billion dollar opportunity; our plans and expectations regarding platform expansion for the second half of 2024, including with respect to the openings of North American Design Galleries with integrated RH Interior Design Offices, restaurants and coffee and wine bars, our first RH Interior Design Studio in Palm Desert, California, our belief that there is an opportunity to address new markets locally by opening Design Studios in neighborhoods, towns and small cities where the wealthy and affluent live, visit and vacation as well as augmenting Design Galleries in larger markets with additional design services in stand-alone Design Studios; our plans to further our global expansion efforts in Europe and the United Kingdom in 2025 and 2026; our expectations regarding business conditions and demand trends through the remainder of fiscal 2024 and 2025; our plans and beliefs around our online platform and website strategies, including the timing of such updates and intentions to file design patents on user interface and product presentation designs; our beliefs around the risks associated with the U.S. presidential election; our plans and expectations and reporting of demand and revenue each quarter of fiscal 2024; our forecasts and outlook for fiscal 2024 including among other matters increased backlog, investments and startup costs to support our international expansion, demand growth, revenue growth, adjusted operating margin, and adjusted EBITDA margin; our plan to open Design Galleries in every major market, generating revenues of $5 to $6 billion in North America, and $20 to $25 billion globally; our goal to position RH as the arbiter of taste for the home; our beliefs with respect to the RH brand and our products; our strategy to move the brand beyond curating and selling product to conceptualizing and selling spaces by building an ecosystem of Products, Places, Services and Spaces that establishes the RH brand as a global thought leader, taste and place maker; our beliefs regarding the impact of our Galleries, interior design services, and hospitality experiences on our products; our plans and expectations regarding our hospitality efforts, including RH Guesthouses, RH Yountville, RH1 and RH2, our private jets, and RH3, our luxury yacht; our goal to create a new market for travelers seeking privacy and luxury in the $200 billion North American hotel industry; our long-term strategy of building the world’s first consumer-facing architecture, interior design and landscape architecture services platform inside our Galleries; our plans and expectations regarding the launch of RH Residences; the entirety of our strategy coming to life digitally with The World of RH; our plans and expectations regarding the introduction of RH Media; our belief that our global expansion plans multiplies the market opportunity to $7 to $10 trillion; our belief that no one is better positioned than RH to create an ecosystem that makes taste inclusive, and by doing so, elevating and rendering our way of life more valuable; and any statements or assumptions underlying any of the foregoing.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “short-term,” “non-recurring,” “one-time,” “unusual,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements are subject to risk and uncertainties that may cause actual results to differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. Matters that we identify as “short-term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may, in fact, not be short term and may recur in one or more future financial reporting periods. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect, or that future developments affecting us will be those that we have anticipated. All discussions of new developments are subject to inherent uncertainty as to timing and the manner in which a new development may ultimately be launched including that certain new concepts may be canceled prior to introduction. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks related to our dependence on key personnel and any changes in key personnel; successful implementation of our growth strategy; uncertainties in the current and long-term performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; decisions concerning the allocation of capital including the extent to which we repurchase additional shares of our common stock which will affect shares outstanding and EPS; factors affecting our outstanding indebtedness; our ability to anticipate consumer preferences and buying trends, and maintain our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking including international expansion, our real estate and Gallery development strategy and our expansion into new business areas such as hospitality; strikes and work stoppages

6	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; risks related to our sourcing and supply chain including our dependence on imported products produced by foreign manufacturers and risks related to importation of such products; risks related to the operations of our vendors; risks related to tariffs; and those other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (“SEC”), and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date on which we made it. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such forward-looking statements to reflect any change in its expectations with regard thereto, whether as a result of new information or any changes in the events, conditions or circumstances on which any such forward-looking statement is based except as required by law. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements. You should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties.

7	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	AUGUST 3,	% OF NET	JULY 29,	% OF NET	AUGUST 3,	% OF NET	JULY 29,	% OF NET
	2024	REVENUES	2023	REVENUES	2024	REVENUES	2023	REVENUES

	(dollars in thousands, except per share amounts)
Net revenues	$829,655	100.0%	$800,479	100.0%	$1,556,615	100.0%	$1,539,641	100.0%
Cost of goods sold	454,898	54.8	420,406	52.5	865,820	55.6	812,023	52.7
Gross profit	374,757	45.2	380,073	47.5	690,795	44.4	727,618	47.3
Selling, general and administrative expenses	278,630	33.6	228,733	28.6	540,005	34.7	477,038	31.0
Income from operations	96,127	11.6	151,340	18.9	150,790	9.7	250,580	16.3
Other expenses
Interest expense—net	59,262	7.2	44,422	5.5	116,034	7.5	84,238	5.5
Other (income) expense—net	(663)	(0.1)	(186)	—	502	—	(839)	(0.1)
Total other expenses	58,599	7.1	44,236	5.5	116,536	7.5	83,399	5.4
Income before taxes and equity method investments	37,528	4.5	107,104	13.4	34,254	2.2	167,181	10.9
Income tax expense	3,717	0.4	27,245	3.4	1,626	0.1	43,830	2.9
Income before equity method investments	33,811	4.1	79,859	10.0	32,628	2.1	123,351	8.0
Share of equity method investments loss—net	4,859	0.6	3,382	0.4	7,301	0.5	4,984	0.3
Net income	$28,952	3.5%	$76,477	9.6%	$25,327	1.6%	$118,367	7.7%
Weighted-average shares used in computing basic net income per share	18,458,207		20,960,329		18,391,331		21,503,090
Basic net income per share	$1.57		$3.65		$1.38		$5.50
Weighted-average shares used in computing diluted net income per share	19,961,610		22,727,560		19,949,657		23,242,585
Diluted net income per share	$1.45		$3.36		$1.27		$5.09

T-1	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	AUGUST 3,	FEBRUARY 3,
	2024	2024

	(in thousands)
ASSETS
Cash and cash equivalents	$78,333	$123,688
Merchandise inventories	917,331	754,126
Other current assets	223,619	224,088
Total current assets	1,219,283	1,101,902
Property and equipment—net	1,753,727	1,685,858
Operating lease right-of-use assets	624,641	625,801
Goodwill and intangible assets	217,240	216,960
Equity method investments	130,790	128,668
Deferred tax assets and other non-current assets	430,715	384,708
Total assets	$4,376,396	$4,143,897
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Accounts payable and accrued expenses	$495,961	$366,585
Deferred revenue and customer deposits	302,526	282,812
Convertible senior notes due 2024—net	41,890	41,835
Other current liabilities	170,177	181,636
Total current liabilities	1,010,554	872,868
Asset based credit facility	25,000	—
Term loan B—net	1,911,519	1,919,885
Term loan B-2—net	468,363	468,696
Real estate loans—net	17,596	17,766
Non-current operating lease liabilities	573,204	576,166
Non-current finance lease liabilities	584,677	566,829
Deferred tax liabilities and other non-current obligations	20,200	19,081
Total liabilities	4,611,113	4,441,291
Stockholders’ deficit	(234,717)	(297,394)
Total liabilities and stockholders’ deficit	$4,376,396	$4,143,897

T-2	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	SIX MONTHS ENDED
	AUGUST 3,	JULY 29,
	2024	2023

	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$25,327	$118,367
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash operating lease cost and finance lease interest expense	63,687	56,138
Depreciation and amortization	63,084	55,906
Stock-based compensation expense	22,073	18,718
Asset impairments	776	2,894
Deferred income taxes	—	43,717
Share of equity method investments loss—net	7,301	4,984
Other non-cash items	4,366	4,454
Change in assets and liabilities:
Merchandise inventories	(162,577)	64,848
Prepaid expense and other assets	6,219	(24,680)
Landlord assets under construction—net of tenant allowances	(17,461)	(13,959)
Accounts payable and accrued expenses	122,657	(32,205)
Deferred revenue and customer deposits	19,632	5,216
Other changes in assets and liabilities	(87,778)	(56,043)
Net cash provided by operating activities	67,306	248,355
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(115,340)	(81,596)
Equity method investments	(9,423)	(33,727)
Net cash used in investing activities	(124,763)	(115,323)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under asset based credit facility	25,000	—
Repayments under term loans	(12,500)	(12,500)
Repayments of convertible senior notes	—	(1,696)
Principal payments under finance lease agreements—net of tenant allowances	(11,957)	(5,454)
Repurchases of common stock—inclusive of excise taxes paid	—	(1,208,290)
Proceeds from exercise of stock options	11,486	4,728
Other financing activities	(167)	(1,269)
Net cash provided by (used in) financing activities	11,862	(1,224,481)
Effects of foreign currency exchange rate translation on cash	240	271
Net decrease in cash and cash equivalents and restricted cash	(45,355)	(1,091,178)
Cash and cash equivalents and restricted cash
Beginning of period—cash and cash equivalents	123,688	1,508,101
Beginning of period—restricted cash	—	3,662
Beginning of period—cash and cash equivalents and restricted cash	$123,688	$1,511,763

End of period—cash and cash equivalents	78,333	417,047
End of period—restricted cash	—	3,538
End of period—cash and cash equivalents and restricted cash	$78,333	$420,585

T-3	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF FREE CASH FLOW

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 3,	JULY 29,	AUGUST 3,	JULY 29,
	2024	2023	2024	2023

	(in thousands)
Net cash provided by operating activities	$11,176	$161,617	$67,306	$248,355
Capital expenditures	(49,079)	(47,406)	(115,340)	(81,596)
Free cash flow(1)	$(37,903)	$114,211	$(48,034)	$166,759
(1)	Free cash flow is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define free cash flow as net cash provided by operating activities less capital expenditures. Free cash flow is included in this shareholder letter because we believe that this measure provides useful information to our senior leadership team and investors in understanding the strength of our liquidity and our ability to generate additional cash from our business operations. Free cash flow should not be considered in isolation or as an alternative to cash flows from operations calculated in accordance with GAAP and should be considered alongside our other liquidity performance measures that are calculated in accordance with GAAP, such as net cash provided by operating activities and our other GAAP financial results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results for the purpose of analyzing changes in our underlying business from quarter to quarter. Our measure of free cash flow is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

T-4	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF ADJUSTED CAPITAL EXPENDITURES

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 3,	JULY 29,	AUGUST 3,	JULY 29,
	2024	2023	2024	2023

	(in thousands)
Capital expenditures	$49,079	$47,406	$115,340	$81,596
Landlord assets under construction—net of tenant allowances	8,679	4,376	17,461	13,959
Adjusted capital expenditures(1)(2)	$57,758	$51,782	$132,801	$95,555
(1)	Adjusted capital expenditures is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted capital expenditures as capital expenditures from investing activities and cash outflows of capital related to construction activities to design and build landlord-owned leased assets, net of tenant allowances received during the construction period. Adjusted capital expenditures is included in this shareholder letter because our senior leadership team believes that adjusted capital expenditures provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted capital expenditures is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(2)	Landlord tenant allowances received subsequent to lease commencement are reflected as a reduction to principal payments under finance lease agreements within financing activities on the condensed consolidated statements of cash flows and are excluded from our calculation of adjusted capital expenditures. We received landlord tenant allowances subsequent to lease commencement of $2.4 million for both the three and six months ended July 29, 2023. No such amounts were received from landlords during the three or six months ended August 3, 2024.

T-5	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 3,	JULY 29,	AUGUST 3,	JULY 29,
	2024	2023	2024	2023

	(in thousands)
GAAP net income	$28,952	$76,477	$25,327	$118,367
Adjustments (pre-tax):
Selling, general and administrative expenses:
Legal settlements—net(1)	—	8,000	(9,375)	8,000
Non-cash compensation(2)	861	2,024	2,808	5,555
Reorganization related costs(3)	—	—	—	7,621
Subtotal adjusted items	861	10,024	(6,567)	21,176
Impact of income tax items(4)	(1,204)	(1,203)	76	(3,636)
Share of equity method investments loss—net(5)	4,859	3,382	7,301	4,984
Adjusted net income(6)	$33,468	$88,680	$26,137	$140,891
(1)	The adjustment in the six months ended August 3, 2024 represents favorable legal settlements received of $10 million, partially offset by costs incurred in connection with one of the matters. The adjustment in both the three and six months ended July 29, 2023 represents legal settlements associated with class action litigation matters.
(2)	Represents the amortization of the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020.
(3)	Represents severance costs and related payroll taxes associated with a reorganization.
(4)	We exclude the GAAP tax provision and apply a non-GAAP tax provision based upon (i) adjusted pre-tax net income, (ii) the projected annual adjusted tax rate and (iii) the exclusion of material discrete tax items that are unusual or infrequent. The adjustments for the three months ended August 3, 2024 and July 29, 2023 are based on adjusted tax rates of 12.8% and 24.3%, respectively. The adjustments for the six months ended August 3, 2024 and July 29, 2023 are based on adjusted tax rates of 5.6% and 25.2%, respectively.
(5)	Represents our proportionate share of the net loss of our equity method investments.
(6)	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted net income is included in this shareholder letter because our senior leadership team believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted net income is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

T-6	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF DILUTED NET INCOME PER SHARE TO
ADJUSTED DILUTED NET INCOME PER SHARE

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 3,	JULY 29,	AUGUST 3,	JULY 29,
	2024	2023	2024	2023
Diluted net income per share	$1.45	$3.36	$1.27	$5.09
Pro forma diluted net income per share(1)	$1.46	$3.39	$1.28	$5.13
Per share impact of adjustments (pre-tax)(2):
Legal settlements—net	—	0.35	(0.47)	0.35
Non-cash compensation	0.04	0.09	0.14	0.24
Reorganization related costs	—	—	—	0.33
Subtotal adjusted items	0.04	0.44	(0.33)	0.92
Impact of income tax items(2)	(0.06)	(0.05)	—	(0.16)
Share of equity method investments loss—net(2)	0.25	0.15	0.37	0.21
Adjusted diluted net income per share(3)	$1.69	$3.93	$1.32	$6.10
(1)	We incurred dilution for the principal of the convertible senior notes assuming the if-converted method. For non-GAAP purposes, our adjusted diluted shares outstanding calculation excludes the dilutive impact of the principal value of the convertible senior notes since we have the intent and ability to settle the principal value of such notes in cash.

Pro forma diluted net income per share for the three months ended August 3, 2024 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 19,802,340, which excludes dilution of 159,270 shares related to the 2024 Notes. Pro forma diluted net income per share for the six months ended August 3, 2024 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 19,792,845, which excludes dilution of 156,812 shares related to the 2024 Notes.

Pro forma diluted net income per share for the three months ended July 29, 2023 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 22,584,169, which excludes dilution of 143,391 shares related to the 2023 Notes and 2024 Notes. Pro forma diluted net income per share for the six months ended July 29, 2023 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 23,091,083, which excludes dilution of 151,502 shares related to the 2023 Notes and 2024 Notes.

(2)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(3)	Adjusted diluted net income per share is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted diluted net income per share as consolidated net income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance divided by our pro forma share count. Adjusted diluted net income per share is included in this shareholder letter because our senior leadership team believes that adjusted diluted net income per share provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted diluted net income per share is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

T-7	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO
ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 3,	JULY 29,	AUGUST 3,	JULY 29,
	2024	2023	2024	2023

	(dollars in thousands)
Selling, general and administrative expenses	$278,630	$228,733	$540,005	$477,038
Legal settlements—net(1)	—	(8,000)	9,375	(8,000)
Non-cash compensation(1)	(861)	(2,024)	(2,808)	(5,555)
Reorganization related costs(1)	—	—	—	(7,621)
Adjusted selling, general and administrative expenses(2)	$277,769	$218,709	$546,572	$455,862
Net revenues	$829,655	$800,479	$1,556,615	$1,539,641
Selling, general and administrative expenses margin(3)	33.6%	28.6%	34.7%	31.0%
Adjusted selling, general and administrative expenses margin(3)	33.5%	27.3%	35.1%	29.6%
(1)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(2)	Adjusted selling, general and administrative expenses is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted selling, general and administrative expenses as consolidated selling, general and administrative expenses, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted selling, general and administrative expenses is included in this shareholder letter because our senior leadership team believes that adjusted selling, general and administrative expenses provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted selling, general and administrative expenses is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(3)	We define selling, general and administrative expenses margin as selling, general and administrative expenses divided by net revenues. We define adjusted selling, general and administrative expenses margin as adjusted selling, general and administrative expenses divided by net revenues.

T-8	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF NET INCOME TO OPERATING INCOME
AND ADJUSTED OPERATING INCOME

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 3,	JULY 29,	AUGUST 3,	JULY 29,
	2024	2023	2024	2023

	(dollars in thousands)
Net income	$28,952	$76,477	$25,327	$118,367
Income tax expense	3,717	27,245	1,626	43,830
Interest expense—net	59,262	44,422	116,034	84,238
Share of equity method investments loss—net	4,859	3,382	7,301	4,984
Other (income) expense—net	(663)	(186)	502	(839)
Operating income	96,127	151,340	150,790	250,580
Legal settlements—net(1)	—	8,000	(9,375)	8,000
Non-cash compensation(1)	861	2,024	2,808	5,555
Reorganization related costs(1)	—	—	—	7,621
Adjusted operating income(2)	$96,988	$161,364	$144,223	$271,756
Net revenues	$829,655	$800,479	$1,556,615	$1,539,641
Operating margin(3)	11.6%	18.9%	9.7%	16.3%
Adjusted operating margin(3)	11.7%	20.2%	9.3%	17.7%
(1)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(2)	Adjusted operating income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted operating income as consolidated operating income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted operating income is included in this shareholder letter because our senior leadership team believes that adjusted operating income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted operating income is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(3)	We define operating margin as operating income divided by net revenues. We define adjusted operating margin as adjusted operating income divided by net revenues. We are not able to provide a reconciliation of our adjusted operating margin financial guidance or other non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments in future periods are generally expected to be similar to the kinds of charges excluded from such non-GAAP financial measures in prior periods. The exclusion of these charges and costs in future periods could have a significant impact on our non-GAAP financial measures.

T-9	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 3,	JULY 29,	AUGUST 3,	JULY 29,
	2024	2023	2024	2023

	(dollars in thousands)
Net income	$28,952	$76,477	$25,327	$118,367
Depreciation and amortization	32,257	28,136	63,084	55,906
Interest expense—net	59,262	44,422	116,034	84,238
Income tax expense	3,717	27,245	1,626	43,830
EBITDA(1)	124,188	176,280	206,071	302,341
Non-cash compensation(2)	11,529	8,538	22,073	18,718
Share of equity method investments loss—net(3)	4,859	3,382	7,301	4,984
Capitalized cloud computing amortization(4)	2,694	1,923	5,165	3,772
Other (income) expense—net(5)	(663)	(186)	502	(839)
Legal settlements—net(3)	—	8,000	(9,375)	8,000
Reorganization related costs(3)	—	—	—	7,621
Adjusted EBITDA(1)	$142,607	$197,937	$231,737	$344,597
Net revenues	$829,655	$800,479	$1,556,615	$1,539,641
EBITDA margin(6)	15.0%	22.0%	13.2%	19.6%
Adjusted EBITDA margin(6)	17.2%	24.7%	14.9%	22.4%
(1)	EBITDA and adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income before depreciation and amortization, interest expense—net and income tax expense. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of non-cash compensation, as well as certain non-recurring and other items that we do not consider representative of our underlying operating performance. EBITDA and adjusted EBITDA are included in this shareholder letter because our senior leadership team believes that these metrics provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measures of EBITDA and adjusted EBITDA are not necessarily comparable to other similarly titled captions for other companies due to different methods of calculation.
(2)	Represents non-cash compensation related to equity awards granted to employees, including the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020.
(3)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(4)	Represents amortization associated with capitalized cloud computing costs.

T-10	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

(5)	Amounts consisted of the following in each period:

	THREE MONTHS ENDED		SIX MONTHS ENDED
	AUGUST 3,	JULY 29,	AUGUST 3,	JULY 29,
	2024	2023	2024	2023

	(dollars in thousands)
Foreign exchange from transactions(a)	$190	$372	$1,138	$1,475
Foreign exchange from remeasurement of intercompany loans(b)	(853)	(558)	(636)	(2,314)
Other (income) expense—net	$(663)	$(186)	$502	$(839)
(a)	Represents net foreign exchange gains and losses related to exchange rate changes affecting foreign currency denominated transactions, primarily between the U.S. dollar as compared to the euro and pound sterling.
(b)	Represents remeasurement of intercompany loans with subsidiaries in Switzerland and the United Kingdom.
(6)	We define EBITDA margin as EBITDA divided by net revenues. We define adjusted EBITDA margin as adjusted EBITDA divided by net revenues. We are not able to provide a reconciliation to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments in future periods are generally expected to be similar to the kinds of charges excluded from such non-GAAP financial measures in prior periods. The exclusion of these charges and costs in future periods could have a significant impact on our non-GAAP financial measures.

T-11	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF TRAILING TWELVE MONTHS NET INCOME
TO TRAILING TELVE MONTHS EBITDA AND
TRAILING TWELVE MONTHS ADJUSTED EBITDA

(Unaudited)

TRAILING TWELVE MONTHS
AUGUST 3, 2024
(in thousands)
Net income	$34,521
Depreciation and amortization	126,167
Interest expense—net	230,092
Income tax benefit—net	(13,943)
EBITDA(1)	376,837
Non-cash compensation(2)	42,737
Share of equity method investments loss—net(3)	13,192
Capitalized cloud computing amortization(4)	9,793
Asset impairments(5)	3,531
Other expense—net(6)	2,419
Legal settlements—net(7)	(8,875)
Recall accrual(8)	(1,576)
Adjusted EBITDA(1)	$438,058
(1)	Refer to footnote (1) within table titled “Reconciliation of Net Income to EBITDA and Adjusted EBITDA.”
(2)	Represents non-cash compensation related to equity awards granted to employees, including the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020.
(3)	Represents our proportionate share of the net loss of our equity method investments.
(4)	Represents amortization associated with capitalized cloud computing costs.
(5)	Represents asset impairments related to property and equipment impairment associated with the interior refresh of our Design Galleries, as well as impairment of a loan receivable.
(6)	Represents exchange rate changes affecting foreign currency denominated transactions and from the remeasurement of intercompany loans with subsidiaries in Switzerland and the United Kingdom.
(7)	Represents favorable legal settlements received of $10 million, partially offset by legal settlements associated with class action litigation matters of $0.5 million and costs incurred in connection with one of the matters.
(8)	Represents accrual adjustments related to product recall charges.

T-12	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF TOTAL DEBT, TOTAL NET DEBT

AND RATIO OF TOTAL NET DEBT TO ADJUSTED EBITDA

(Unaudited)

	AUGUST 3,	INTEREST
	2024	RATE(1)
	(dollars in thousands)
Asset based credit facility	$25,000	6.69%
Term loan B(2)	1,945,000	7.96%
Term loan B-2(2)	491,250	8.69%
Convertible senior notes due 2024(2)	41,904	0.00%
Notes payable for share repurchases	315	4.14%
Total debt	2,503,469
Cash and cash equivalents	(78,333)
Total net debt(3)	$2,425,136
Trailing twelve months adjusted EBITDA(4)	$438,058
Ratio of total net debt to trailing twelve months adjusted EBITDA(4)	5.5
(1)	Represents the interest rates as of August 3, 2024, except for the interest rate for the notes payable for share repurchases, which represents the weighted-average interest rate as of August 3, 2024.
(2)	Amounts exclude discounts upon original issuance and third-party offering and debt issuance costs.
(3)	Net debt excludes non-recourse real estate loans of $18 million related to our consolidated variable interest entities from our joint venture activities. These real estate loans are secured by the assets of such entities and the associated creditors do not have recourse against RH’s general assets.
(4)	The ratio of total net debt to trailing twelve months adjusted EBITDA is calculated by dividing total net debt by trailing twelve months adjusted EBITDA. Refer to table titled “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and the related footnotes for definitions of EBITDA and adjusted EBITDA.

T-13	SECOND QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER